 As filed with the Securities and Exchange Commission on _____________, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 5)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIPMEFAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	7373	xxx
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

Raid Chalil

HaShnura St 1

ZihronYa’akow, Isreal

972-373-70057

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elaine Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave #20

Las Vegas, NV 891123

ead@eadlawgroup.com

702-724-2636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elaine Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave #20

Las Vegas, NV 891123

ead@eadlawgroup.com

702-724-2636

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]
(Do not check if a smaller reporting company)
		Emerging Growth Company	[x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)(4)
Common stock, par value $0.001 per share, for sale by Our Company	2,600,000	$0.025	$65,000.00	$8.09

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4) Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.025 per share, until the securities are quoted on the OTC or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC or listed on an exchange.

SUBJECT TO COMPLETION, DATED ____________, 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

TIPMEFAST, INC.

2,600,000 Shares of Common Stock

This prospectus will also allow us to issue up to 2,600,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.025 per share, until the securities are quoted on the OTC listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC listed on an exchange.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.025	$0.00	$0.025

Maximum	2,600,000	$65,000	$0.00	$65,000

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

The Company is a Shell company as defined in the Securities Act of 1934.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this amendment is March ________, 2018

This is our initial public offering. We are registering a total of 2,600,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares will be sold on our behalf by our sole officer, Raid Chalil. He will not receive any commissions or proceeds for selling the shares on behalf of the Company. The shares will be sold at a price per share of $0.025 for the duration of the Offering. Assuming all shares being offered are sold, the Company will receive $65,000 in net proceeds. As all offering expenses are being paid for by our officer, no offering expenses will be paid out of the proceeds if this Offering; therefore, net proceeds are the same as gross proceeds. If 75%, 50% or 25% of the shares being offered are sold, the Company will receive net proceeds of $48,750, $32,500 or $16,250, respectively. There is no minimum amount we are required to raise from the shares being offered and any funds received will be immediately available to us. There is no guarantee that this Offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares. The shares being offered will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

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TABLE OF CONTENTS

Prospectus Summary	3
Risk Factors	4
Cautionary Note Regarding Forward-Looking Statements	8
Use of Proceeds	9
Capitalization	10
Dilution	10
Market for Common Equity and Related Stockholder Matters	11
Description of Business and Property	11
Management’s Discussion and Analysis of Financial Condition and Results of Operations	14
Our Management	16
Security Ownership of Certain Beneficial Owners and Management	17
Certain Relationships and Related Party Transactions	17
Description of Capital Stock	17
Plan of Distribution	18
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	21
Legal Opinion	21
Experts	21
Interests of Named Experts and Counsel	21
Additional Information	21
Report of Independent Registered Public Accounting Firm	F-1
Index to Financial Statements	23
Part II – Information Not Required in Prospectus	24
Signatures	27

Unless otherwise specified, the information in this prospectus is set forth as of                 , and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to TipMeFast, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on December 5, 2017 in the State of Nevada for the purpose of developing a payment app for mobile devices. TipMeFast, Inc. is a solution to pay and get paid without exchanging personal information. The Company is a Shell Company.

Business Strategy

TipMeFast, Inc., (the company) is a Nevada “C” Corporation created to be the simplest way to get paid or pay anyone from a mobile device. With this application you can pay a bartender, barista, server, musician, valet attendant, concierge, traveling pet groomer, nail technician or pool service but have no cash. TipMeFast, Inc. is a solution to pay and to get paid without exchanging personal information. The Company is a Shell company as defined in the Securities Act of 1934.

TipMeFast allows the user to:

• pay anonymously with a tap of a finger: Simply find the user code you want to tip or pay by GPS nearby, pay any amount up to $500;

• Option to send a message, connect or chat conversation with your old (and new) favorite service professionals;

• The receivers tips can customize an auto-reply message to let favorite patrons know the latest news, band or business.

Our executive offices are located at HaShmura St. 1, ZihronYa’akov, Israel. Our telephone number is 972-373-70057.

Our Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Our Company shall continue to be deemed an emerging growth company until the earliest of—

(A)	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000) (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title’

(C)	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D)	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240. 12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

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Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

Our Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 2,600,000 shares to be issued and sold by the company at a price of $0.025 per share in a direct public offering .

ABOUT THIS OFFERING

Securities Being Offered	Up to 2,600,000 shares of common stock of TipMeFast, Inc. to be sold by the company at a price of $0.025 per share.

Initial Offering Price	The company will sell up to 2,600,000 shares at a price of $0.025 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.025 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all of the 2,600,000 shares of common stock offered by it up to a maximum of 360 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 7.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. The trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

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We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed on December 5, 2017 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit. We have not yet produced an operations product and require additional financing for the production of product and the development of future products.

We have suffered operating losses since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of real estate projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2018 but we do not have any firm commitments. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Because we are currently considered a “shell company” within the meaning of Regulation C 406 pursuant to the Securities Exchange Act of 1933, the ability of holders of our common stock to sell their shares may be limited by applicable regulations

As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of securities until one year from the date that we cease to be a “shell company.” Additionally, as a result of our classification a shell company:

  Investors should consider shares of our common stock to be significantly risky and illiquid investments.
  We may not register our securities on Form S-8 (an abbreviated form of registration statement).
  Our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.

Risks Relating to Our Business

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions and technology platform to remain competitive and meet customer needs.

The market for apps is relatively new and is characterized by rapid technological obsolescence, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government energy-related standards and regulations. We may not be able to successfully develop and market new, reliable, solutions that comply with present or emerging demands, regulations and standards on a cost-effective basis. The development of new equipment and software requires significant research, development, testing cycles and investment, and there is no guarantee that the software we have developed or will ultimately develop will outpace that of our competitors.

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We may not be able to successfully deploy our solutions in a timely manner.

Our growth will largely depend on our ability to successfully deploy our solutions across a large portfolio of customer facilities and an expanded geography that may require international deployment. Our ability to successfully deploy our equipment depends on many factors, including, among others, our ability to:

• properly staff, incentivize and mobilize personnel and subcontractors, including our installation and technology specialists;

• obtain upfront payment from our customers and additional financing to cover our inventory and other internal costs;

• expand and improve our technology.

Our proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether.

Because management does not have relevant experience in managing a software and electronic products company, our business has a higher risk of failure.

Our sole officer and director Mr Chalil, does not reside in the United States and has limited business experience related to the marketing and development of our business. Consequently, management will initially have to rely on the experience of third parties. Further, we have budgeted only $10,000 toward operational expenses Additionally, our lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, amount other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our application will gain wide acceptance in its targeted markets or that we will be able to effectively market our services. There can be no assurance that they will be successful in obtaining adequate assistance or cooperation from third parties at a cost consistent with the resources of the Company.

We have commenced only limited operations, and therefore currently have no employees other than our officers/directors, who each spend approximately 15 to 20 hours a week on our business as is required.  Mr. Chalil is engaged with other businesses which will occupy the remainder of his working time every week.  Mr Chalil does not anticipate providing less than 6 hours per week of service in order to perform basic corporate maintenance and book keeping. We will consider retaining full-time management and administrative support personnel as our business and operations increase.  We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

Foreign Officers and Directors could result in difficulty enforcing rights.

The officer and director of the Company are located in Isreal and as such investors may have difficulty in enforcing their legal rights under the United States securities laws.

Risks Relating to our Stock

The Offering price of $0.025 per share is arbitrary.

The Offering price of $0.025 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC listed on an exchange.

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A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, our officer beneficially owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

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We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 2,600,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	working capital;

•	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS *

% of Shares Sold		25%	50%	75%	100%
# of Shares Sold		650,000	1,300,000	1,950,000	2,600,000

Gross Proceeds		$16,250	$32,500	$48,750	$65,000

Net Proceeds to the Company		$16,250	$32,500	$48,750	$65,000

Use of Proceeds:
Legal & Accounting*		$10,000	$10,000	$10,000	$10,000
General Operational Expenses		$5,000	$10,000	$10,000	$10,000
Administrative Cost	$		$5,000	$10,000	$15,000
Working Capital		1,250	$7,500	$18,750	$30,000
Total		$16,250	$32,500	$48,750	$65,000

* Mostly Offering expenses.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2017:

Audited December 31, 2017
Current Assets	$15,275

Current liabilities	$—

Stockholder’s deficit:

Common stock	3,000
Additional paid-in capital	18,000
Accumulated deficit	(5,725)
Total stockholders’ equity	15,275
Total capitalization	$15,275

DILUTION

The net tangible book value of our company as of December 31 2017 was $15,275 or ($0.004) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on December 31, 2017.

Our net tangible book value and our net tangible book value per share will be impacted by the 2,600,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.025 per share.

 We are registering 2,600,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.025 per share our net tangible book value and per share dilution under various offering scenarios as of December 31, 2017, is illustrated in the following table:

	$65,000 Offering (100%)	$48,750 Offering (75%)	$32,500 Offering (50%)	$16,250 Offering (25%)
Number of current shares held	3,000,000	3,000,000	3,000,000	3,000,000
Number of new shares issued	2,600,000	1,950,000	1,300,000	650,000
Total number of new shares held	5,600,000	4,950,000	4,300,000	3,650,000

Net tangible book value before this offering	$13,025	$13,025	$13,025	$13,025
Net proceeds to the company	$65,000	$48,750	$32,500	$16,250
Net tangible book value after this offering	$78,025	$61,775	$45,525	$29,275

Assumed public offering price per share	$0.025	$0.025	$0.025	$0.025
Net tangible book value per share before this offering	$0.004	$0.004	$0.004	$0.004
Increase attributable to new investors	$0.009	$0.008	$0.007	$0.004
Net tangible book value per share after this offering	$0.013	$0.012	$0.011	$0.008
Dilution per share to new stockholders	$0.012	$0.013	$0.014	$0.017

Current Shareholders % after offering	54%	61%	70%	82%
Purchasers % after offering	46%	39%	30%	18%

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of January 30, 2017, the Company has one (1) shareholder who holds 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on December 5, 2017 in the State of Nevada as a “C” corporation..

Business Strategy

TipMeFast, Inc., (the company) is a Nevada “C” Corporation created to be the simplest way to get paid or pay anyone from a mobile device. With this application you can pay a bartender, barista, server, musician, valet attendant, concierge, traveling pet groomer, nail technician or pool service but have no cash. TipMeFast, Inc. is a solution to pay and to get paid without exchanging personal information.

TipMeFast allows the user to:

• pay anonymously with a tap of a finger: Simply find the user code you want to tip or pay by GPS nearby, pay any amount up to $500;

• Option to send a message, connect or chat conversation with your old (and new) favorite service professionals;

• The receivers tips can customize an auto-reply message to let favorite patrons know the latest news, band or business.

How it works:

• Sign up for free & create an account to pay and get paid

• Find users, pay and send ratings with personalized message

• Start a private chat after payment with your favorite service professional or artists

TipMeFast App uses data encryption to protect your financial information; we do not share any of it or sell it. It is the simplest way to get paid or pay anyone from a mobile device.

The app is extremely safe with beyond bank grade IT security. The data is encrypted, the app has a PIN and Touch ID and no sensitive user data (SSN, bank account or credit card information, etc.) is never stored on the device or on the TipMeFast servers.

These features and functions have not been actually completed or in a prototype, and may not be available when our mobile application is brought to market.

Our executive offices are located at HaShmura St. 1, ZihronYa’akov, Israel. Our telephone number is 972-373-70057.

Marketing

The Company will begin its marketing program online where our potential customers are most probably able and willing to associate.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $65,000 from the sale of stock by the Company under this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If 75% of this Offering is sold, we estimate that this would provide sufficient capital to begin operations and develop our business plan. It may, however, place potential restraints on our ability to handle unforeseen expenses attributable to Working Capital and may require us to seek additional funding.

If only 50% of this Offering is sold, we estimate that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $5,000 to spend on advertising and marketing our services. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business. Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan. Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business. If less than 50% is raised, we would be able to develop our website with less features and we would not be able to allocate any funds to advertising and marketing.

If only 25% of the Offering is sold, we would still incur expected professional (legal and accounting) fees, which will have to be paid to maintain reporting status during the next 12 months. We will not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide a minimal amount to develop the website and software. This would seriously hinder the development of our business and our ability to generate revenues. We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

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Our business model and strategy are still evolving and are continually being reviewed and revised;

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed and the proceeds have been received and accepted assuming that we were able to sell all 2,600,000 shares of our common stock.

Months 1 to 6 Following Completion of this Offering

Main Objectives:

·	Hire a freelancer graphic designer;

·	Identify and hire a freelance software developer to develop our system;

·	Initiate the graphic design of our corporate identity package (logos, layouts, fonts etc.); and

·	Set up Google AdSense account.

Upon the sale of 2,600,000 shares we will immediately begin to interview one or more software developer companies and freelancer graphic designers in Israel, we have yet to identify potential candidates. We plan to retain the services of the software developer and freelance graphic designer by the end of the first month. During month 2, we will work with the software developer on the specifications of the website. During months 3 and 4 we expect the software developer to develop and integrate it with our website. During month 5 we will test the system and correct any issues with it. We have budgeted $5,000 for the contractor, which we believe will be sufficient to develop and integrate the management system with our website. Our management intends to oversee and participate in the software development process.

During month 2 the freelance graphic designer will design our corporate identity package and marketing materials. We expect that our graphic designer will complete developing our corporate identity package (including logos, business cards, letterhead, stationary, email forms, etc.) by the end of month 3 at a cost of $1,250. Once completed, we intend for the designer to proceed with the revamping of our web site at a cost of $1,250. This task will be completed by the end of month 4. We expect to concurrently proceed with the printing of business cards, letterhead and envelopes at an anticipated cost of $700.

During month 5, we plan to set up an account with Google Adsense service. This is available free of charge to us and will allow us to include Google ads from other advertisers on our website. We will receive a fee from these advertisers for each click on their ad by our subscriber visiting our site.

MILESTONES

Below is a brief description of our planned activities, which we expect to commence immediately after the offering is completed and the proceeds have been received and accepted.

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Months 1 To 3

The anticipated activities undertaken during months 1 to 3 following the completion of this offering assume that we will be able to raise at least $65,000 gross in this offering or through other financing means. If we are not able to raise sufficient capital, we will scale our business development accordingly. There can be no assurance that we will be able to raise the required $65,000, or any funds at all, to implement our business plan.

During the first three months, we plan to:

Requirements and UX Design

Our management team will work with a third-party Web development company to gather the requirements and agree on the UX (User Experience) options. Once the UX design was defined, it will be developed into a UI (User Interface) design. Once the UX & UI are complete, it will be passed on to the development team. Outcome of this phase will be a complete design for the iPhone Application. We expect that this period will require an expenditure of approximately $5000.

Months 4 to 6

During the following three months, we plan to achieve the following:

A third-party Web development company will build the administrative web portal using .Net technology require an expenditure of approximately $10,000.

Months 7 to 12

During the following six months, we plan to achieve the following:

App Store Submission: The software developer will facilitate the App Store submission process and manage approval issues. Once submitted Apple will review the application to ensure the application is reliable and is free of explicit and offensive material. We expect to be completed by the end of month 8 after defects have been fixed. Once submitted to the App Store we expect the review process to take 3-4 weeks.

Advertising

With limited funds, The Company will rely on management for advertising decisions. The company has developed an overall advertising scenario which it has implemented in preliminary form. As more funds become available the advertising budget will increase in a commensurate fashion.

Employees

As of December 31, 2017, we had one (1) part time employee, including management. We consider our relations with our employees to be good.

Description of Property

We currently lease office space at HaShmura St. 1, ZihronYa’akov, Isreal, as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statement as of December 31 2017, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Liquidity and Capital Resources

As of December 31, 2017, the company has $15,275 in total assets. These assets are in the form of cash in an attorney IOLTA trust $13,025 and prepaid expenses $2,250. As of December 31, 2017 the company has $0 in liabilities and an accumulated deficit of $5,725. As of March 31, 2018, the company has $12,980 in total assets in the form of an attorney IOLTA trust. As of March 31, 2018, the company has $0 in liabilities and an accumulated deficit of $8,020.

Net cash used in operating activities for the period from inception on December 5, 2017 to December 31, 2017 was $7,975. Cash flows from financing activities for the period from inception on December 5, 2017 to December 31, 2017 was $21,000.  Net cash used in operating activities for the period ended March 31, 2018 was $45. Cash flows from financing activities for the period ended March 31, 2018 was $0.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $6,000 per month for the first 6 months of 2018. Expenses are expected to increase marginally in the second half of 2018.

It is anticipated that the app can be completed and operational in approximately 6 months and a full marketing campaign in place within 3 months after that. In the even that the full proceeds of the offering are not raised, the timing of the rollout will be slowed as discussed above in Business.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out of generating sites over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out new of generating sites at a slower pace and/or focus its energies on the refinement of existing sites to maximum their productivity. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

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We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We have not generated any revenue since inception on December 5, 2017. Total expenses for the period from inception December 5, 2017 to December 31, 2017 were $5,725 with $5,000 consisting of professional fees and $725 in general and administrative fees. Total expenses for the three month period ended March 31, 2018 were $2,295 with $45 consisting of general and administrative fees and $2,250 in professional fees.

The company recorded a net loss of $5,725 for the period from inception on December 5, 2017 to December 31, 2017 and a net loss of $2,295 for the three months ended March 31, 2018.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. . Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue’s of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

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Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. As of December 31, 2017, there were no share equivalents outstanding.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Raid Chalil	52	Pres, Sec, Treas, Dir, CEO, CFO

Directors, Executive Officers, Promoters and Control Persons

Raid Chalil, President/Director

Mr. Raid Chalil has served as President and Director since inception on December 5, 2017. Mr. Raid has not been employed since December of 2016, when he left his job after 15 years as a manager in Bank Hapoalim Haifa, in Isreal, to start a business planning and preparing software applications for mobile telephones. In 2016, Mr. Raid obtained a Certificate of Computer Technician from the Ministry of Labor in Israel. Mr. Raid desire to found our company and his background as a banker and a computer technician led to our conclusion that Mr. Raid should be serving as a member of our board of directors in light of our business and structure.

Executive Compensation

Summary Compensation Table.

There is no compensation paid to any employees at the present time. Employees will receive compensation after the company has achieved positive cash flow.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2017.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2017. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of December 31, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Owned	Percent of Class

Raid Chalil	HaShmura St. 1, ZihronYa’akov, Israel	3,000,000	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of fully diluted shares outstanding on December 31, 2017 (3,000,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of TipMeFast, Inc. .., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at December 31, 2017
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	3,000,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

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Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a wilful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including, directly to investors.

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Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC. The company’s shares may never be quoted on the OTC listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

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Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension companies, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Company believes that Mr. Chalil meets the safe harbor provisions to sell under Rule 3a4-1 of The Exchange Act.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of TipMeFast, Inc. in the amount of $0.025 for each share you want to purchase.

OTC Considerations

We intend to apply to have our stock traded on the OTC. The company’s shares may never be quoted on the OTC listed on an exchange. The OTC is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC.

20

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The legal opinion for this registration statement has been provided by Elaine A. Dowling, Esq. of EAD Law Group, LLC, 6671 S. Las Vegas Blvd. Suite 210, Las Vegas, NV 89119. Phone 702-761-6769. Email: ead@eadlawgroup.com

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (December 5, 2017) and ended December 31, 2017 have been audited by MICHAEL GILLESPIE & ASSOCIATES, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in TipMeFast, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

21

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

22

INDEX TO FINANCIAL STATEMENTS

TIPMEFAST, INC.

23

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

TipMeFast, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TipMeFast, Inc. as of December 31, 2017 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 5, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for the period from December 5, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

Seattle, Washington

January 29, 2018

F-1

TIPMEFAST, INC.
BALANCE SHEET
December 31, 2017

December 31,
2017

ASSETS
CURRENT ASSETS:
Prepaid expenses	$2,250
NON-CURRENT ASSETS:
Restricted Cash Attorney IOLTA Account	13,025

Total Assets	$15,275

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:	$—

LONG TERM LIABILITIES:	—

Total Liabilities	—

STOCKHOLDERS’ DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,000,000 shares issued and outstanding as of December 31, 2017	3,000
Additional paid-in capital	18,000
Accumulated deficit	(5,725)

Total stockholders’ equity	15,275

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,275

The accompanying notes are an integral part of these financial statements.

F-2

TIPMEFAST, INC.
STATEMENT OF OPERATIONS
December 5, 2017 (Inception) to December 31, 2017

For the period from December 5, 2017 (inception) to December 31, 2017

REVENUE:	$—

EXPENSES:
General and administrative	725
Professional fees	5,000
Total expenses	5,725

OTHER INCOME (EXPENSE):
Interest Income	—
Total other income (expense)	—

NET LOSS	$(5,725)

Net loss per common share - basic	$(0.00)

Weighted average of common shares outstanding - basic	2,853,650

The accompanying notes are an integral part of these financial statements.

F-3

TIPMEFAST, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
December 5, 2017 (Inception) to December 31, 2017

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at inception at December 05, 2017	—	—	—	—	—

Issuance of common stock	3,000,000	3,000	18,000	—	21,000
Net loss	—	—	—	(5,725)	(5,725)

Balance at December 31, 2017	3,000,000	3,000	18,000	(5,725)	15,275

The accompanying notes are an integral part of these financial statements.

F-4

TIPMEFAST, INC.
STATEMENT OF CASH FLOWS
December 5, 2017 (Inception) to December 31, 2017

For the period from December 5, 2017 (inception) to December 31, 2017

Cash Flows from Operating Activities:
Net Loss	$(5,725)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in prepaid expenses	(2,250)
Increase in accrued interest	—
Net cash used in operating activities	$(7,975)

Cash flows from Financing Activities:
Proceeds from issuance of common stock	21,000

Net cash provided by (used in) financing activities	$21,000

NET INCREASE IN CASH	13,025

CASH AT BEGINNING OF THE PERIOD	—

CASH AT THE END OF THE PERIOD	$13,025

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements.

F-5

TIPMEFAST, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 5, 2017(Inception) TO DECEMBER 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

TipMeFast (“the Company”, “we”, “us” or “our”) was incorporated on December 5, 2017 in the State of Nevada. TipMeFast, Inc., was created to be the simplest way to get paid or pay anyone from a mobile device. With this application you can pay a bartender, barista, server, musician, valet attendant, concierge, traveling pet groomer, nail technician or pool service but have no cash. TipMeFast, Inc. is a solution to pay and to get paid without exchanging personal information.

Our executive offices are located at HaShmura St. 1, ZihronYa’akov, Isreal

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of December 31, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period December 5, 2017 to December 31, 2017.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents held in Trust with its attorney for offering expenses and company costs.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

TIPMEFAST, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 5, 2017(Inception) TO DECEMBER 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of December 31, 2017.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of December 31, 2017 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On December 5, 2017, the company issued a total of 3,000,000 common shares to its founder for a cash contribution of $21,000.

There were 3,000,000 shares of common stock issued and outstanding as of December 31, 2017.

F-7

TIPMEFAST, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 5, 2017(Inception) TO DECEMBER 31, 2017

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Company has no commitments and contingencies as of December 31, 2017.

NOTE 6 – INCOME TAXES

The provision for Federal income tax consists of the following:

December 31, 2017
Federal income tax benefit attributable to:
Current Operations	$1,202
Less: valuation allowance	(1,202)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

December 31, 2017
Deferred tax asset attributable to:
Net operating loss carryover	$1,202
Less: valuation allowance	(1,202)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $5,725 as of December 31, 2017 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – PREPAID EXPENSES

Our auditor was paid $2,250 for services to be provided for these December 31, 2017 financial statements prior to December 31, 2017, such fees are thus listed as a prepaid expense herein.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from December 31, 2017 to January 29, 2018, the date January 29, 2018 when these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

TIPMEFAST, INC.
Balance Sheet

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Prepaid expenses	$—	$2,250
NON-CURRENT ASSETS:
Restricted Cash Attorney IOLTA Account	12,980	13,025

Total Assets	$12,980	$15,275

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:	$—	$—

LONG TERM LIABILITIES:	—	—

Total Liabilities	—	—

STOCKHOLDERS’ DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,000,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.	3,000	3,000
Additional paid-in capital	18,000	18,000
Accumulated deficit	(8,020)	(5,725)

Total stockholders’ equity	12,980	15,275

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,980	$15,275

The accompanying notes are an integral part of these financial statements.

F-9

TIPMEFAST, INC.
Statement of Operations
(Unaudited)

For the three months period March 31, 2018

REVENUE:	$—

EXPENSES:
General and administrative	45
Professional fees	2,250
Total expenses	2,295

OTHER INCOME (EXPENSE):
Interest Income	—
Total other income (expense)	—

NET LOSS	$(2,295)

Net loss per common share - basic	$(0.00)

Weighted average of common shares outstanding - basic	3,000,000

The accompanying notes are an integral part of these financial statements.

F-10

TIPMEFAST, INC.
Statement of Cash Flows
(Unaudited)

For the three months period March 31, 2018

Cash Flows from Operating Activities:
Net Loss	$(2,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in prepaid expenses	2,250
Increase in accrued interest	—
Net cash used in operating activities	$(45)

Net cash provided by (used in) financing activities	$—

NET INCREASE IN CASH	(45)

CASH AT BEGINNING OF THE PERIOD	13,025

CASH AT THE END OF THE PERIOD	$12,980

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements.

F-11

TIPMEFAST, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

TipMeFast (“the Company”, “we”, “us” or “our”) was incorporated on December 5, 2017 in the State of Nevada. TipMeFast, Inc., was created to be the simplest way to get paid or pay anyone from a mobile device. With this application you can pay a bartender, barista, server, musician, valet attendant, concierge, traveling pet groomer, nail technician or pool service but have no cash. TipMeFast, Inc. is a solution to pay and to get paid without exchanging personal information.

Our executive offices are located at HaShmura St. 1, ZihronYa’akov, Isreal

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of March 31, 2018. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The results for the three months ended March, 2018 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form S-1 for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2018 and for the related periods presented.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the three months ended March 31, 2018.

F-12

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-13

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of March 31, 2018.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of March 31, 2018, there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On December 5, 2017, the company issued a total of 3,000,000 common shares to its founder for a cash contribution of $21,000.

There were 3,000,000 shares of common stock issued and outstanding as of March 31, 2018.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Company has no commitments and contingencies as of March 31, 2018.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from March 31, 2018 to June 25, 2018, the date June 25, 2018 when these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-14

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$9
Legal Fees and Expenses	10,000
Accounting Fees*	2,250
Miscellaneous*	200
Total	$12,459

* Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On December 5, 2017, we sold a total of 3,000,000 common shares to management for a gross price of $21,000. The issuances of the shares to the investor was exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

22

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of TipMeFast, Inc. dated December 5, 2017
3.2	Bylaws dated December 5, 2017
5.1	Opinion of Counsel
10.7	Subscription Agreement.
23.1	Consent of Auditor

Item 17. Undertakings

The undersigned hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a Company amended change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)          that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)          that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

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(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on June 25, 2018

TipMeFast, Inc..

By: /s/ Raid Chalil
Raid Chalil, President, CEO, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on June 25, 2018.

TipMeFast, Inc..

By: /s/ Raid Chalil
Raid Chalil, President, Secretary, Treasurer, CEO, Principal Executive Officer, Principal Accounting Officer, Director

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